Exhibit 3.2

BYLAWS

OF

BALLSTON SPA BANCORP, INC.

A NEW YORK CORPORATION

ARTICLE ONE: OFFICES; RECORDS

1.01     Corporate Offices. The Corporation may have such corporate offices anywhere within and without the State of New York, as the Board of Directors from time-to-time may appoint, or the business of the corporation may require. The “principal place of business,” or “principal business” or “executive office or offices” of the corporation may be fixed and so designated from time to time by the Board of Directors.

1.02     Records. The Corporation shall keep at its principal place of business, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, and from time to time such other or additional records, statements, lists and information as may be required by law, including the shareholders’ list mentioned in Paragraph 2.06 of these Bylaws.

1.03     Inspection of Records. A shareholder, if he be entitled and demands to inspect the records of the Corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation.

No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained to the detriment of the Corporation. The Corporation, as a condition precedent to any shareholder’s inspection of the records of the Corporation, may require the shareholder to indemnify the Corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

ARTICLE TWO: SHAREHOLDERS’ MEETINGS

2.01      Annual Meetings. An annual meeting of shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time-to-time by the Board of Directors and stated in the notice of the meeting. At such meeting, the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.

2.02     Special Meetings. A special meeting of the shareholders may be called at any time by the President or the Board of Directors. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

2.03     Place of Meetings. All meetings of the shareholders shall be held at the principal place of business of the Corporation, except such meetings as the Board of Directors to the extent permissible by law, expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as herein provided, at such other place or places, as the Board of Directors shall have determined, and as shall be stated in such notice.

2.04     Notice. Written or printed notice stating the place, day, and hour of each meeting of shareholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

Whenever any notice is required to be given under the provisions of these Bylaws, or the Certificate of Incorporation or of any law, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

2.05     Business Which May Be Transacted at Meeting. At each annual meeting of the shareholders, the shareholders shall elect, by ballot, a Board of Directors to hold office until the next succeeding annual meeting and they may transact such other business as may be properly brought before the meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meetings.

2.06     Voting List. A complete list of shareholders entitled to vote at each meeting of the shareholders arranged in alphabetical order, with the address of and the class and number of voting shares held by each, shall be prepared and certified by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall be open for the inspection by any shareholder during the whole time of the meeting. The original share ledger or transfer book or a duplicate thereof kept at the principal place of business of the Corporation shall be prima facie evidence of who are shareholders entitled to examine such list, ledger or transfer book or to vote at any meeting as shareholders. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

2.07     Voting of Shares. Treasury shares, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate and are in the possession of the estate being served by him. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the Bylaws of such corporation may provide or, in the absence of such provision, as the board of directors of such corporation may determine. A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.

2.08     Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the Articles of Incorporation, or these Bylaws. If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time-to-time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented any business may be transacted which could have been transacted at the original meeting, if a quorum had been present or represented.

2.09     Majority Vote; Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders which may leave less than a quorum remaining.

2.10     Method of Voting Proxies. Every shareholder of record shall be entitled at every meeting of shareholder to one vote on each matter submitted to a vote, for every share standing in his name on the stock transfer books of the Corporation except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. Such books shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

2.11     Closing of Transfer Books: Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any reconvening thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event sixty (60) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

2.12     Presiding Officials at Meetings; Conduct of Meetings. The President shall preside at, unless he delegates such authority, and the Secretary shall prepare minutes of each meeting of shareholders. Annual and special meetings shall be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by law or these bylaws.

2.13     Notice of Shareholder Business and Nominations. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of the Corporation at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13.

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) in the preceding paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the prior year or the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder must be so delivered not later than the tenth day following the earlier of (A) the day on which public announcement (which may include the posting of a notice in a conspicuous place in each branch office of Ballston Spa National Bank or the posting of a notice on the Corporation’s website) of the date of such meeting is first made by the Corporation or (B) the date notice of the meeting was mailed to shareholders). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a specific description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, a description of all arrangements or understandings between such shareholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal and all information relating to such business that is required to be disclosed in solicitations of proxies for such business, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Notwithstanding anything in the second paragraph of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and a public announcement (which may include the posting of a notice in a conspicuous place in each branch office of Ballston Spa National Bank or the posting of a notice on the Corporation’s website) by the Corporation naming the nominees for the additional directorships is not made at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, then a shareholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary in writing at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

ARTICLE THREE: DIRECTORS

3.01     Management. The business and affairs of the Corporation shall be managed by the Board of Directors, subject to the restrictions imposed by law, the Certificate of Incorporation, or these Bylaws.

3.02     Number; Election; Term; Qualification. The number of Directors which shall constitute the entire Board of Directors shall be determined by the Board of Directors from time-to-time or by the shareholders at any meeting thereof, but shall never be less than one. At each annual meeting of shareholders, Directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Directors must be shareholders of the Corporation and own shares having either (i) an aggregate par value of $1,000; (ii) an aggregate shareholders’ equity of $1,000 or (iii) an aggregate fair market value of $1,000 and a majority of the entire Board of Directors must be residents of the State of New York. Directors need not be citizens of the United States.

3.03     Decreases in Number. No decrease in the number of Directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent Director.

3.04     Removal. At any annual meeting or any special meeting of shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with cause only, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors.

3.05     Vacancies; Increase in Number. Any vacancy occurring in the Board of Directors (by death, resignation, or otherwise) may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office.

3.06     First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary.

3.07     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as may be designated from time-to-time by resolution of the Board of Directors and communicated to all Directors.

3.08     Special Meetings. A special meeting of the Board of Directors shall be held whenever called by the President, the Secretary or any Director at such time as such Director shall designate in the notice of such special meeting. The person calling any special meeting shall cause notice of such special meeting to be given to each Director at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting. Special meetings of the Board of Directors shall be held at the principal office of the Corporation unless otherwise determined by resolution of the Board.

3.09     Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the Directors serving shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors present may adjourn the meeting from time-to-time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the vote of a different number is required by the Certificate of Incorporation or these Bylaws.

3.10     Procedure; Minutes. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time-to-time. The Board of Directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. In the absence of such appointment the Chairman of the Board shall preside or, if there is no Chairman or he be absent, the President shall preside and the Secretary of the Corporation shall act as secretary of the meeting or, if there is no Secretary or he be absent, an Assistant Secretary shall act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the Secretary of the Corporation for placement in the minutes book of the Corporation.

3.11     Presumption of Assent. A Director of the Corporation who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.12     Compensation. Directors, in their capacity as Directors, may receive, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attending meetings of the Board of Directors or a stated salary. No Director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE FOUR: COMMITTEES

4.01     Designation. The Board of Directors may by resolution adopted by a majority of the entire Board of Directors designate an executive and other committees.

4.02     Number; Qualification; Term. Each committee shall consist of one or more Directors appointed by resolution adopted by a majority of the entire Board of Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The number of committee members may be increased or decreased from time-to-time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the expiration of his term as a Director or his earlier resignation, unless sooner removed as a committee member or as a Director.

4.03     Authority. The Executive Committee, unless expressly restricted in the resolution adopted by a majority of the entire Board of Directors establishing the Executive Committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation. Each other committee, to the extent expressly provided for in the resolution adopted by a majority of the entire Board of Directors establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation. However, no committee shall have the authority of the Board of Directors in reference to:

(a)	the submission to shareholders of any action that needs shareholders’ approval under the New York Business Corporation Law;
(b)	the filling of vacancies in the Board of Directors or in any committee;
(c)	the fixing of compensation of the Directors for serving on the Board or on any committee;
(d)	the amendment or repeal of the Bylaws, or the adoption of new Bylaws; and
(e)	the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

In resolution adopted by a majority of the entire Board of Directors establishing an executive or other committee, the Board of Directors may expressly authorize such committee to declare dividends or to authorize the issuance of shares of the Corporation.

4.04     Examining Committee. There shall be an Examining Committee composed of not less than three (3) Directors (exclusive of officers and employees), appointed by the Board annually or more often, whose duty it shall be to make an examination or to secure competent public accountants to make an examination for them at least annually into the affairs of the Holding Company, and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the Holding Company is in a sound condition, whether adequate internal audit controls and procedures are being maintained and shall commend to the Board such changes in the manner of doing business or conducting the affairs of the Holding Company as shall be deemed advisable.

4.05     Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. Any committee member may be removed by the Board of Directors with or without cause.

4.06     Regular Meetings. Regular meetings of any committee may be held without notice at such times and places as may be designated from time-to-time by resolution of the committee and communicated to all committee members.

4.07     Special Meetings. A special meeting if any committee may be held whenever called by any committee member at such time as such committee member shall designate in the notice of such special meeting. The committee member calling any special meeting shall cause notice of such special meeting to be given to each committee member at least twelve (12) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting. Special meetings of any committee shall be held at the principal office of the Corporation unless otherwise determined by resolution of the Committee.

4.08     Quorum; Majority Vote. At any meetings of any committee, a majority of the number of committee members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the vote of a different number is required by the Certificate of Incorporation or these Bylaws.

4.09     Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minutes books of the Corporation.

4.10     Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

5.01     Notice. Whenever by law, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any shareholder, Director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (a) in person, (b) in writing, by mail, (c) except in the case of a shareholder, by telegram, telex, cable, telecopier, or similar means, or (d) by any other method permitted by law.

Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, Director, or committee member at this address as it appears on the books of the Corporation or, in the case of a shareholder, on the stock transfer records of the Corporation or at such other place as such shareholder, Director or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.

5.02     Waiver of Notice. Whenever by law, the Certificate of Incorporation, or these Bylaws, any notice is required to be given to any shareholder, Director, or committee member of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.03     Telephone and Similar Meetings. Shareholders, Directors or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.04     Action Without Meeting. Any action which may be taken or is required by law, the Certificate of Incorporation, or these Bylaws to be taken, at a meeting of shareholders, Directors, or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders, directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of such shareholders, Directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of New York or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each shareholder, Director, or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.

In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors shall be entitled to fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board Of Directors, and which date shall not be more than 60 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Any shareholder seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such written notice must set forth as to each action that the shareholder proposes to take by consent (1) a specific description of the business that the shareholder proposes to be adopted by written consent, the text of the proposal or business (including the text of any resolutions to be adopted by consent and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for soliciting consents for the proposal, a description of all arrangements or understandings between such shareholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and all information relating to such business that is required to be disclosed in solicitations of proxies for such business, or is otherwise required in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (2) if the proposed action by consent involves the election of directors, as to each person whom the shareholder proposes to nominate for election as director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy or information statement as a potential director and to serving as a director if elected); (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of share of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (C) a representation that the shareholder is entitled to seek to have the shareholders authorize or take corporate action by written consent; and (4) any other information relating to such shareholder, beneficial owner or proposal that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents, in each case pursuant to Section 14 of the Exchange Act.

Upon receipt of such notice, the Secretary of the Corporation shall make a determination as to whether such notice is in accordance with the informational requirements of this section. If the Secretary determines that the notice is not in accordance with the informational requirements of this section, the Secretary shall notify the shareholder(s) in writing of such determination and the reasons therefore. If the Secretary determines that the notice is in accordance with the informational requirements of this section, the Secretary shall provide written notice to the Board of Directors of such determination. Following receipt of notice by the Secretary that such notice has been received and is in accordance with the informational requirements of this section, the Board of Directors shall meet (or take action by written consent) within 10 business days therefrom to fix a record date in order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting. Such record date shall not precede the date upon which such Board of Directors’ meeting occurs or written consent is executed and shall not be more than 60 days after the date upon which such Board of Directors’ meeting occurs or written consent is executed.

During the 10 business day period following the date of receipt of the notice required under this Section 5.04, the Corporation may require the shareholder and/or beneficial owner requesting a record date for proposed shareholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

If no record date has been fixed by the Board of Directors within the period provided in this Section 5.04, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of New York, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

In the event of the delivery, in the manner provided in this Section 5.04, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage inspectors of elections for the. purpose of promptly performing a ministerial review of the validity of the consents and revocations. If inspectors are so engaged, then for the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 5.04 represent at least the votes that would be necessary to take the intended action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE SIX: OFFICERS AND OTHER AGENTS

6.01     Number; Titles; Election; Term. The Corporation shall have a President, one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Directors shall determine), a Secretary, a Treasurer, and such other officers and agents as the Board of Directors may deem desirable. The Board of Directors shall elect a President, Vice President, Treasurer, and Secretary at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists. The Board of Directors then, or from time-to-time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer or agent, his term of office shall extend to and expire at the meeting of the Board of Directors following the next annual meeting of shareholders or, if earlier, at his death, resignation, or removal. Any two or more offices may be held by the same person, except that the President and the Secretary shall not be the same person. No officer or agent need be a shareholder, a Director, a resident of the State of New York, or a citizen of the United States.

6.02     Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, only if, in the judgment of the Board of Directors, with or without cause. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03     Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. Any officer other than the Chairman of the Board, if any, a Vice President, the Secretary or the Treasurer may be removed by the President.

6.04     Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.05     Compensation. The compensation, if any, of officers shall be fixed, increased, or decreased from time-to-time by the Board of Directors; provided, that the Board of Directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.

6.06     Delegation of Authority to Hire, Discharge, etc. The Board from time-to-time may delegate to the President, or other officer or officers of the Corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Corporation under their jurisdiction, and the Board may delegate to such officer similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

6.07     Chairman of the Board. The Chairman of the Board, if any, may, but need not be, an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him or her from time-to-time by the Board of Directors.

In addition, the Board of Directors of the Corporation may, in its sole discretion, appoint the Chairman of the Board to act in the capacity of Chief Executive Officer of the Corporation and, in such capacity, the Chairman of the Board shall perform the duties of the Chief Executive Officer as delineated in Paragraph 6.08. The President of the Corporation, in the absence of the Chairman of the Board, or in the absence of the appointment of a Chairman of the Board, may act in the capacity of the Chairman of the Board of the Corporation should the Board of Directors so desire.

6.08     President. The President, subject to the supervision of the Board of Directors, shall have the general management of the business and affairs of the Corporation in the ordinary course of its business with all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspect, with or without cause, any officer of the Corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors may from time-to-time prescribe. The President may also be given the title of Chief Executive Officer of the Corporation, unless the Board of Directors, in its sole discretion, appoints the Chairman of the Board, or other qualified director, officer, or individual as the Chief Executive Officer, or chooses not to appoint to, or use such title.

6.09     Vice-President. Each Vice-President shall have such powers and duties as may be prescribed from time-to-time by the Board of Directors of as may be delegated from time-to-time by the President and (in the order as designated by the Board of Directors, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) shall exercise the powers of the President during that officer’s absence or inability to act.

6.10     Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. Additionally, the Treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The Treasurer shall perform such other duties as may be prescribed from time-to-time by the Board of Directors or as may be delegated from time-to-time by the President.

6.11     Assistant Treasurers. Each Assistant Treasurer shall perform such duties as may be prescribed from time-to-time by the Board of Directors or as may be delegated from time-to-time by the President. The Assistant Treasurers (in the order as designated by the Board of Directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurer continuously) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

6.12     Secretary. The Secretary shall maintain minutes of all meetings of the Board of Directors, of any committee, and of the shareholders or consents in lieu of such minutes in the Corporation’s minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The Secretary may sign with the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The Secretary shall have charge of the certificate books, stock transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any Director of the office of the Corporation during business hours. The Secretary shall perform such other duties as may be prescribed from time-to-time by the Board of Directors or as may be delegated from time-to-time by the President.

6.13     Assistant Secretaries. Each Assistant Secretary shall perform such duties as may be prescribed from time-to-time by the Board of Directors or as may be delegated from time-to-time by the President. The Assistant Secretaries (in the order designated by the Board of Directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

7.01     Certificates for Shares. The shares of each class of stock of the Corporation shall be represented by a certificate or may be uncertificated. The certificates for shares of each class of stock of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law and shall be entered in the stock books of the Corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation, association or other holder to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation, association, or other holder to whom it is issued, and number of shares represented thereby and shall be signed by the President or a Vice President, and the Secretary, or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation, which seal may be facsimile, engraved or printed. If the Corporation has a registrar, a transfer agent or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue.

7.02     Fixing of Capital – Transfers of Surplus. Except as may be specifically otherwise provided in the Certificate of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:

(a)	The determination of what part of the consideration received for shares of the Corporation shall be capital, capital surplus, and/or stated capital;
(b)	Increasing or decreasing capital or stated capital;
(c)	Transferring surplus, earned surplus or capital surplus to capital or stated capital;
(d)	The consideration to be received by the Corporation for its shares; and
(e)	All similar or related matters.

7.03,    Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificates for shares previously issued if the registered owner of the certificate:

(a)	Claim

Makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen;

(b)	Timely Request

Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)	Bond

Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)	Other Requirements

Satisfies any other reasonable requirements imposed by the Board of Directors.

When a certificate has been lost, destroyed, or stolen, and the shareholder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.04     Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

7.05     Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.01     Dividends. Subject to provisions of the statutes and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

8.02     Reserves. The Board of Directors may create out of funds of the Corporation legally available therefor such reserve or reserves as the Board of Directors from time-to-time, in its discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation. The Board of Directors may modify or abolish any such reserve.

8.03     Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; provided, that if such fiscal year is not fixed by the Board of Directors it shall be the calendar year.

8.04     Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time-to-time by the Board of Directors.

8.05     Resignation. A Director, committee member, officer, or agent may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the President, or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless it specifies otherwise, a resignation is effective without being accepted.

8.06     Securities of Other Corporation. The President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.07     Amendment. The power and authority to alter, amend, or repeal these Bylaws or to adopt new Bylaws are concurrently vested in the Board of Directors and the shareholders, subject to the right of the shareholders to repeal the authority of the Board of Directors to alter, amend, or repeal these Bylaws or to adopt new Bylaws.

8.08     Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.09     Headings. The headings used in these Bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these Bylaws.

8.10     Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as the same exists or maybe hereafter amended (but, in the case of any amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than permitted by law prior to its amendment), any person (an “indemnitee”) who is made, or threatened to be made, a party to or who is called or threatened to be called to give testimony (whether during pre-trial discovery, at trial or otherwise) in connection with any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such indemnitee or his investigative) by reason of the fact that such indemnitee or his or her testator or intestate (a) is or was a Director or officer of the Corporation or (b) while serving as such an officer or Director, such indemnitee served on any committee of the Board of Directors of the Corporation, or as a fiduciary or trustee of any employee benefit plan applicable to employees of the Corporation, or as a director, officer, employee or agent of any other enterprise at the request of the Corporation (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity) against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. The right to indemnification conferred in this Paragraph 8.10 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted by law. The rights to indemnification and to the advancement of expenses conferred by this Paragraph 8.10 shall be contract rights. No modification or termination of any provision of this Paragraph 8.10 shall diminish or change any right of any person to indemnification hereunder with respect to any action, suit or proceeding which relates to acts or omissions of such person occurring prior to the time when such person receives written notice that such modification or termination has occurred. The rights of indemnification hereunder shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

If a claim under this Paragraph 8.10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expenses of prosecuting such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Paragraph 8.10 or otherwise, shall be on the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Paragraph 8.10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of shareholders or Directors or otherwise.

The Corporation may, to the extent authorized from time-to-time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Paragraph 8.10 with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

The Board of Directors of the Corporation may authorize the purchase and maintenance by the Corporation of insurance for the benefit of any person or persons entitled to indemnification under this Paragraph 8.10 covering risks of the kind to which such indemnification relates. Such insurance coverage may exceed the scope of such indemnification. If at any time any person receives proceeds from an insurance policy on account of any matter with respect to which such person is entitled to indemnification under this Paragraph 8.10, the indemnification obligations of the Corporation hereunder shall be reduced by the net amount of such proceeds so received.

Upon payment by the Corporation of any amount as indemnification under this Paragraph 8.10, the Corporation will be subrogated, to the extent of such amount, to the rights, if any, of the indemnified person against the insurance carrier under any insurance policy covering risks of the kind to which indemnification under this Paragraph 8.10 relates, and the indemnified person will cooperate to facilitate the Corporation’s enforcement of such subrogation rights.

Amendment to

Bylaws

of

Ballston Spa Bancorp, Inc.

The following amendment of the Bylaws of Ballston Spa Bancorp, Inc. was authorized by the Board of Directors on March [23], 2017 and by the shareholders at the annual meeting of shareholders held on May 11, 2017.

Article Three: Directors, Section 3.02 is hereby amended in its entirety as follows:

3.02    Number; Election; Term; Qualification. The number of Directors which shall constitute the entire Board of Directors shall be determined by the Board of Directors from time-to-time or by the shareholders at any meeting thereof, but shall never be less than one. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year; for example, at the Corporation’s 2018 annual meeting of shareholders, one class shall be elected for a one-year term expiring at the 2019 annual meeting of shareholders, one class shall be elected for a two-year term expiring at the 2020 annual meeting of shareholders and one class shall be elected for a three-year term expiring at the 2021 annual meeting of shareholders. At each annual meeting of the shareholders beginning with the 2019 annual meeting of shareholders, the successors to the directors whose terms are expiring shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. The foregoing notwithstanding, each director shall serve until his successor has been elected and qualified, or until his earlier resignation, disqualification or removal. In case of any increase or decrease, from time to time, in the number of directors, the directors in each class shall be apportioned among the classes as nearly equal in number as possible. Directors must be shareholders of the Corporation and own shares having either (i) an aggregate par value of $1,000; (ii) an aggregate shareholders’ equity of $1,000 or (iii) an aggregate fair market value of $1,000 and a majority of the entire Board of Directors must be residents of the State of New York. Directors need not be citizens of the United States.